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                                                                      Exhibit 18

                       Burridge Capital Development Fund

                             PURCHASE APPLICATION

Mail To: Burridge Funds      Overnight Express Mail To:    Burridge Funds
         C/O Firstar Trust Company                         Mutual Funds Services
         PO Box 701                                        615 E. Michigan St.
         Milwaukee, WI 53201-0701                          Milwaukee, WI 53202

                                                           DO NOT USE FOR AN IRA

Use this form for individual, custodial, trust, profit sharing or pension plan accounts. Do not use this form for the Burridge Funds sponsored IRA or SEP IRA account types. For any additional information please call Burridge Funds at 1-888-287-7343.

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A. INVESTMENT

   [_]  By check Payable to Burridge Funds
   [_]  By wire: Call 1-888-287-7343.

        Indicate total amount and date of wire $___________ Date________________

        The initial minimum investment is $500,000   Amount
        Minimum additions to the Fund are $10,000    $_______________________

        DISTRIBUTION OPTIONS:

        Capital Gains  Capital Gains  Capital Gains     Capital Gains
        & Dividends    & Dividends    Cash & Dividends  Reinvested &
        Reinvested     In Cash        Reinvested        Dividends In
                                                        Cash
             [_]            [_]             [_]            [_]

        Capital gains & dividends will be reinvested if no option is selected.

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B. REGISTRATION

1._____________________________  _________  ____________________________________
   FIRST NAME                    M.I.       LAST NAME

  _____________________________  _______________________________________________
   SOCIAL SECURITY #             BIRTHDATE (Mo/Dy/Yr)

1._____________________________  _________  ____________________________________
   FIRST NAME                    M.I.       LAST NAME

  _____________________________  _______________________________________________
   SOCIAL SECURITY #             BIRTHDATE (Mo/Dy/Yr)

  *If two names are given, registration will be Joint Tenancy with Rights of Survivorship (JTWROS), unless otherwise specified.

2._____________________________________________________________   ______________
   CUSTODIAN'S FIRST NAME (ONLY ONE PERMITTED)                    M.I.

  _____________________________________________________________
   LAST NAME

  _____________________________________________________________   ______________
   MINOR'S FIRST NAME (ONLY ONE PERMITTED)                        M.I.

  _____________________________________________________________
   LAST NAME

  _____________________________________________   ______________________________
   MINOR'S SOCIAL SECURITY #                      MINOR'S BIRTH DATE (Mo/Dy/Yr)

  _____________________________________________
   STATE OF RESIDENCE

3.______________________________________________________________________________
   NAME OF TRUSTEE(S) (IF TO BE INCLUDED IN REGISTRATION)

  ______________________________________________________________________________
   NAME OF TRUST/CORPORATION/PARTNERSHIP

  _____________________________________________   ______________________________
   SOCIAL SECURITY #/TAX ID#                      DATE OF AGREEMENT (Mo/Dy/Yr)

   * Additional documentation and certification may be requested
   **Corporate Resolution is required

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C. ADDRESS

   Mailing Address

   ___________________________________________________  ________________________
   STREET                                                     APT/SUITE

   _______________________________________  ________________________  __________
   CITY                                              STATE               ZIP

   _______________________________________  ____________________________________
   DAYTIME PHONE#                           EVENING PHONE#


   [_] Duplicate Confirmation to:

   _____________________________  _________  ___________________________________
   FIRST NAME                     M.I.       LAST NAME

   ___________________________________________________  ________________________
   STREET                                                      APT/SUITE

   _______________________________________  ________________________  __________
   CITY                                              STATE               ZIP

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DO NOT WRITE BELOW THIS LINE, FOR FIRSTAR TRUST COMPANY USE ONLY.
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D. TELEPHONE OPTIONS Please select the following option(s) that you would like on your account:

   INITIAL PURCHASES MAY NOT BE MADE BY TELEPHONE.

   Your signed Application must be received at least 15 business days prior to initial transaction.

   An unsigned voided check (for checking accounts) or a savings account deposit slip is required with your application.

   [_] TELEPHONE PURCHASE. Permits any subsequent purchase of shares to be made using your bank account to clear the transaction. Complete bank account information below.

   [_] TELEPHONE REDEMPTION. The proceeds (up to $50,000) will be mailed to the address in section C or deposited (via wire payment) to your bank account.

   Complete bank account information below. A $10.00 fee will be charged to your account for each wire payment.

   *To ensure proper crediting/debiting of your bank account, please attach a voided check or a deposit slip.


   ____________________________________________  _______________________________
   STREET                                        ROUTING NUMBER

   ____________________________________________  _______________________________
   ADDRESS                                       CITY

   ___________________________  _______________  _______________________________
   STATE                              ZIP        ACCOUNT NUMBER

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E. SIGNATURE AND CERTIFICATION REQUIRED BY THE INTERNAL REVENUE SERVICE

   I have received and read the Prospectus for the Burridge Capital Development Fund (the "Fund"). I understand the Fund's investment objectives and policies and agree to be bound by the terms of the prospectus. I am of legal age in my state of residence and have full authority to purchase shares of the Fund and to establish and use related privileges.

   Neither the Fund nor its transfer agent will be responsible for the authenticity of transaction instructions received by telephone, provided the reasonable security procedures have been followed.

   By selecting the option in Section D , I hereby authorize the Fund to initiate credits and debits to my account at the bank indicated in Section D and for the bank to credit or debit the same to such account through the Automated Clearing House ("ACH") system.

   UNDER THE PENALTY OF PERJURY, I CERTIFY THAT (1) THE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

   _____________________________________________________________________________
   DATE (Mo/Dy/Yr)                  SIGNATURE OF OWNER*

   _____________________________________________________________________________
   DATE (Mo/Dy/Yr)                  SIGNATURE OF CO-OWNER, if any

   *If shares are to be registered in (1) joint names, both persons should sign,
   (2) a custodian for a minor, the custodian should sign, (3) a trust, the trustee(s) should sign, or (4) a corporation or other entity, an officer should sign and print name and title on space provided below.

   _____________________________________________________________________________
   PRINT NAMES AND TITLE OF OFFICER SIGNING FOR A CORPORATION OR OTHER ENTITY

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